Exhibit 10.1
VOTING AGREEMENT
          THIS VOTING AGREEMENT (this “Agreement") is made and entered into as of June 26, 2011 by and between S1 Corporation, a Delaware corporation (“Parent"), and the undersigned shareholder (“Shareholder") of Fundtech Ltd., a company organized under the laws of Israel (the “Company").
RECITALS
          A. The Company, Merger Sub (as defined below) and Parent intend to enter into an Agreement and Plan of Merger and Reorganization of even date herewith (the “Merger Agreement"), which provides for the merger (the “Merger") of Finland Holdings (2011) Ltd., a company organized under the laws of Israel and a wholly owned subsidiary of Parent (“Merger Sub"), with and into the Company, on the terms and subject to the conditions set forth therein, pursuant to which each issued and outstanding ordinary share, NIS 0.01 par value, of the Company (the “Ordinary Shares") shall automatically be converted into and represent the right to receive the merger consideration as set forth in the Merger Agreement, on the terms and subject to the conditions set forth therein;
          B. Shareholder is the beneficial owner (for this and other terms of correlative meaning used throughout this Agreement, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act")) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement;
          C. Shareholder believes that it is in his, her or its best interest, as a shareholder in the Company, that the Merger be consummated;
          D. As a condition to its willingness to enter into the Merger Agreement, Parent has required that Shareholder undertake in advance to vote its shares in favor of the Merger; and
          E. For these reasons, and in consideration of the execution of the Merger Agreement by Parent, Shareholder, solely in his, her or its capacity as a shareholder of the Company, agrees and undertakes to vote the Shares (as defined below) in favor of the Merger and the approval of the Merger Agreement on the terms and subject to the conditions set forth in this Agreement.
          NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:
          1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:
          (a) “Expiration Date” shall mean the first to occur of (i) the termination of the Merger Agreement pursuant to Article VIII thereof, (ii) the occurrence of a Company Change of Recommendation pursuant to Section 6.6(e) of the Merger Agreement, or (iii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b) “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.
          (c) “Shares” shall mean: (i) all equity securities of the Company (including Ordinary Shares and all options, warrants, restricted stock and other rights to acquire Ordinary Shares) owned by Shareholder as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional Ordinary Shares and all additional options, warrants, restricted stock and other rights to acquire Ordinary Shares) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided, however, that, when used with respect to the voting, consenting or taking action by or in the name of Shareholder or any other Person hereunder with respect to Shares, the term “Shares” shall only include the securities covered by clause (i) or (ii) that are entitled to be voted, or for which Shareholder or such other Person is entitled to consent or act, with respect thereto (which shall not include Shares that are subject to issuance upon the exercise of options, warrants and such other rights to acquire Ordinary Shares), and nothing herein shall require (and Shareholder undertakes no obligation and makes no representation or warranty related to) the conversion, exercise or exchange of any security for which Shareholder has beneficial ownership into securities entitled to be voted, or for which Shareholder or such other Person is entitled to consent or act, with respect thereto.
          (d) “Transfer". A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest in such security, in each case, other than a pledge, encumbrance or option that will not affect the obligations of Shareholder under this Agreement.
          2. Restrictions on Shares.
          (a) Shareholder shall not, directly or indirectly, during the period from the date of this Agreement through the Expiration Date, cause or permit any Transfer of any of the Shares to be effected, except for any Transfer (i) to any other Person if (A) such Person, prior to or concurrently with such Transfer, shall have executed a voting undertaking on the same terms and conditions of this Agreement to which Parent is a beneficiary with respect to such Shares, and (B) Shareholder shall continue to be jointly and severally liable to any breach of such voting undertaking by such other Person; or (ii) to an Affiliate of the Shareholder, if (A) upon such Transfer the Shareholder shall continue to be a beneficial owner of such Shares; and (B) Shareholder shall continue to have the right to control the vote of the Shares in accordance with this Agreement.
          (b) Shareholder shall not, directly or indirectly, during the period from the date of this Agreement through the Expiration Date, deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

          (c) Shareholder shall not take any action that would (i) make any representation or warranty contained in this Agreement to be untrue or incorrect; or (ii) have the effect of impairing the ability of Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.
          3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written resolution or consent of the shareholders of the Company, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, until the Expiration Date Shareholder (solely in its, his or her capacity as such) shall vote, or cause the Shares to be voted: (i) in favor of the approval of the Merger Agreement and the Merger and all the transactions contemplated by the Merger Agreement; and (ii) against any Company Acquisition Proposal (other than the Merger Agreement or the transactions contemplated thereby, including the Merger). Except as contemplated by this Agreement, Shareholder has not (a) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that would prohibit, undermine, limit or otherwise adversely affect its compliance with its obligations pursuant to this Agreement, or (b) granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.
          4. Non-Solicitation; No Effect on Fiduciary Relationship; No Other Relationship.
          (a) Between the date of this Agreement and the Expiration Date, Shareholder shall not take any action that would constitute a violation of the provisions of Sections 6.6(a) and (c) of the Merger Agreement if taken by the Company, in each case with the limitations and exceptions of such provisions contemplated by Section 6.6 of the Merger Agreement that are applicable to the Company or its board of directors (including the right to participate in discussions or negotiations on the circumstances set forth therein) being similarly applicable to Shareholder. Notwithstanding anything to the contrary set forth herein, neither Shareholder nor any of its representatives shall have any liability pursuant to this Section 4(a) from and after the first to occur of (x) the Effective Time and (y) the date on which the Company has paid the Company Termination Fee; provided, however, that this sentence shall not limit the liability of Shareholder for any willful breach of this Section 4(a) by Shareholder. For purposes of this Section 4(a), “willful breach” shall mean an act or failure to act of such person with the actual knowledge that the taking of such act or the failure to take such act would constitute a material breach of this Section 4(a).
          (b) Nothing in this Agreement shall restrict or limit the ability of any Person who is an officeholder or director of the Company (including, as applicable, any officeholder or director of the Company who is an Affiliate of Shareholder) to take any action solely in his or her capacity as an officeholder or director of the Company to the extent expressly permitted by the Merger Agreement and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder, and neither Parent nor any other Person shall have any authority to exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Shareholder’s duties or responsibilities as a shareholder of the Company.

          5. Representations and Warranties of Shareholder. Shareholder hereby represents, warrants and covenants to Parent as follows: (i) Shareholder is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except as such encumbrances arising under securities laws or for such liens, adverse claims, charges or other encumbrances as would not prohibit Shareholder’s compliance with its obligations pursuant to this Agreement). To Shareholder’s knowledge, Shareholder does not beneficially own any securities of the Company other than the Shares indicated on the signature page of this Agreement. Shareholder has full power and authority to make, enter into and carry out the terms and conditions under this Agreement. The execution and delivery of this Agreement by Shareholder do not, and Shareholder’s performance of its obligations under this Agreement will not: (a) conflict with or violate any order, decree or judgment applicable to Shareholder or to the Shares; or (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on, any of the Shares pursuant to any agreement to which Shareholder is a party or by which Shareholder is bound or affected, except in each case as would not prohibit Shareholder’s compliance with its obligations pursuant to this Agreement.
          6. Additional Documents. Shareholder (in his, her or its capacity as such) and Parent hereby covenant and agree to execute and deliver any additional documents reasonably necessary to carry out the purpose and the intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Shareholder hereunder, Shareholder hereby authorizes Parent to deliver a copy of this Agreement to the Company and hereby agrees that the Company may rely upon such delivery as conclusively evidencing the agreements and understandings set forth herein.
          7. Legending of Shares. If so requested by Parent, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement. Upon request of the Shareholder at any time following the termination of this Agreement, Parent shall take all actions required to promptly cause any such legend to be removed from any certificate for the Shares.
          8. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that the last sentence of Section 7 shall survive any termination of this Agreement.
          9. Miscellaneous.
          (a) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance therefrom and (iv) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

          (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.
          (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
          (d) Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction relating to this Agreement as provided in clause (g) hereof without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.
          (e) Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by reliable overnight delivery service (with proof of service) or hand delivery (provided that any notice received on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day unless the notice is required by this Agreement to be delivered within a number of hours or calendar days), addressed as follows (or at such other address or facsimile number for a party as shall be specified by like notice):
          if to Parent, to:

S1 Corporation
705 Westech Drive,
Norcross, Georgia 30092
Attention:	General Counsel
Facsimile:	(404) 923-6727

with a copy (which shall not constitute notice) to each of:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention:	Daniel Keating
Facsimile:	(404) 923-6460

Zellermayer Pelossof & Co. Advocates
The Rubinstein House
20 Lincoln Street, 12th Floor
Tel-Aviv 67134
Israel
Attention:	Michael Zellermayer
Facsimile:	+972 (3) 625-5500
          if to the Shareholder, to:

the address or facsimile number set forth on the signature page of this Agreement, with a copy (which shall not constitute notice) to each of:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	David Fox
William B. Sorabella
Facsimile:	(212) 446-6460

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:	Scott Rosenblum
Richard Gilden
Facsimile:	(212) 715-8411

Meitar Liquornik Geva & Leshem Brandwein
16 Abba Hillel Street
Ramat Gan 52506
Israel
Attention:	Clifford M. J. Felig
Facsimile:	+972 (3) 610-3757
          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Israel, without reference to rules of conflicts of law.

          (g) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          (h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.
          (i) Effect of Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
          (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.
{Signatures on Next Page}

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

S1 CORPORATION		CLAL INDUSTRIES AND INVESTMENTS LTD.

By:	/s/ Johann Dreyer	By:	/s/ Guy Rosen /s/ Gonen Bieber

Signature of Authorized Signatory		Signature

Name: Johann Dreyer		Name: Guy Rosen Gonen Bieber

Title: Chief Executive Officer		Title: Senior VP VP Finance

3 Azrieli Center, Triangular Tower 45th Floor

Tel-Aviv 67023, Israel

Print Address
+972 (3) 607-5778

Facsimile No.

Shares beneficially owned:*
8,797,398 Ordinary Shares
0 Ordinary Shares issuable upon exercise of outstanding options
2,000 Shares of Restricted Stock

* See attached.

ATTACHMENT TO VOTING AGREEMENT
DATED JUNE 26, 2011
WITH S1 CORPORATION
Clal Industries and Investments Ltd. (“CII”) beneficially owns 8,797,398 Ordinary Shares (excluding 2,000 Ordinary Shares held by the American Stock Transfer & Trust Company, LLC or its affiliates over which CII may not have voting rights) and 2,000 shares of restricted stock (with respect to which CII will not have voting rights until the restrictions lapse). For the avoidance of doubt, CII shall not be required to vote and the term “Shares” shall not include the 2,000 Ordinary Shares held by the American Stock Transfer & Trust Company, LLC or the 2,000 shares of restricted stock.
CII further disclaims all beneficial ownership for purposes of this Agreement, and the term “Shares” shall not include or be deemed to include, any Ordinary Shares that may be owned beneficially and/or of record by any Affiliate of CII, including, but not limited to, any Shares owned beneficially or of record by Clal Insurance Enterprises Holdings Ltd. (“CIEH”), any Shares held for members of the public through, among others, provident funds, mutual funds, pension funds, exchange traded funds and insurance policies, which are managed by subsidiaries of CIEH, Shares which are held by unaffiliated third-party client accounts managed by subsidiaries of CIEH as portfolio managers, Shares held for members of the public through mutual funds which are managed by a company controlled by Epsilon Investment House Ltd.